SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):            July 16, 2002

MCAFEE.COM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28247	77-0503003

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

535 Oakmead Parkway
Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number including area code:            (408) 992-8100

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS.

In a release dated July 16, 2002, McAfee.com Corporation (“McAfee.com”) announced that, after careful consideration, including a thorough review with independent financial and legal advisors, its special committee and, upon the recommendation of the special committee, its board of directors have determined that the exchange offer commenced by Network Associates, Inc. (“Network Associates”) on July 2, 2002 to acquire each outstanding share of McAfee.com Class A common stock in exchange for 0.90 of a share of Network Associates common stock is inadequate and not in the best interests of McAfee.com’s stockholders, other than Network Associates and its affiliates. Accordingly, the special committee and the board of directors of McAfee.com have recommend that McAfee.com stockholders reject Network Associates’ offer and not exchange their shares in the offer. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1. Holders of McAfee.com’s Class A common stock and other interested parties are advised to read McAfee.com’s Solicitation/Recommendation Statement on Schedule 14D-9 as it may be amended from time to time because it contains important information regarding Network Associates’ exchange offer.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	99.1 Press Release, dated July 16, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCAFEE.COM CORPORATION

By:	/S/ EVAN COLLINS

Name:	Evan Collins
Title:	Chief Financial Officer

Date: July 17, 2002

MCAFEE.COM CORPORATION

INDEX TO EXHIBITS

EXHIBIT NO.            DESCRIPTION

99.1                             Press Release, dated July 16,  2002.